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                                                                    EXHIBIT 10.9

                                 AMENDMENT ONE
                                     TO THE
                    BJ SERVICES COMPANY 1995 INCENTIVE PLAN

         WHEREAS, BJ Services Company (the "Company") and the stockholders of the Company have heretofore adopted and approved the BJ Services Company 1995 Incentive Plan (the "1995 Plan"); and

         WHEREAS, the Company desires to amend the 1995 Plan, subject to stockholder approval, to increase the number of option shares that are automatically granted to Non-Employee Directors;

         NOW, THEREFORE, effective as of January 25, 1996, Paragraph 3 of
Article IV of the 1995 Plan is amended to read in its entirety as follows:

                 "3. Annual Granting of Options to Non-Employee Directors. Subject to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, a nonqualified option to purchase 2,000 (increased to 4,000 after the 1990 Plan Termination) shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding) is hereby granted, effective the fourth Thursday of October of 1996 and each year thereafter until the expiration of the Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof)."

         All terms used herein that are defined in the 1995 Plan shall have the same meanings given to such terms in the 1995 Plan.

         Except as amended hereby, the 1995 Plan shall continue in full force and effect without interruption or change and the 1995 Plan and this amendment shall be read, taken and construed as one and the same instrument.
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                                  AMENDMENT TO
                    BJ SERVICES COMPANY 1995 INCENTIVE PLAN

         WHEREAS, BJ SERVICES COMPANY (the "Company") has heretofore adopted the BJ SERVICES COMPANY 1995 INCENTIVE PLAN (the "Plan"); and

         WHEREAS, pursuant to certain amendments to the rules promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Amended Rules"), the Company desires to amend the Plan to ensure compliance with the Amended Rules;

         NOW, THEREFORE, the Plan shall be amended as follows, effective December 12, 1996:

         1.      The second sentence of the second paragraph of Article I,
Section 3, shall be deleted and the following shall be substituted therefor:

                 "No person shall be eligible to serve on the Committee unless he is then a Section 16 Director and also an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"). A "SECTION 16 DIRECTOR" means a director that meets the criteria of a "Non-Employee Director" as defined in Rule 16b-3 ("RULE 16B-3") promulgated under the Securities Exchange Act of 1934, as amended (the "ACT"), if and as such rule is then in effect."

         2. Clause (f) of Article I, Section 4, shall be amended by adding the phrase "(as hereinafter defined)" after the term "Non-Employee Directors."

         3. Paragraph (b) of Article I, Section 9, shall be amended by deleting the phrase "disinterested persons, within the meaning of Rule 16b-3" and by substituting the term "Section 16 Directors" therefor.

         4. Article VIII shall be deleted and the following shall be substituted therefor:

                 Notwithstanding anything in the Plan to the contrary, any issuance of Common Stock pursuant to the exercise of an option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. With respect to any Non-Employee Director and any Employee Optionee or Employee Grantee who is subject to Rule 16b-3 at the time tax withholding is required with respect to an Award payable in Common Stock, such Non-Employee Director, Employee Optionee or Employee Grantee may direct the Company to withhold from such Award, to the extent such withholding is not satisfied by a Tandem Cash Tax Right, a number of shares of Common Stock having an aggregate fair market value per share equal to the amount of tax required to be withheld. Notwithstanding the preceding sentence, the withholding of shares to satisfy the tax withholding requirement shall be allowed only at the discretion of the Committee with respect to Awards outstanding as of December 12, 1996; provided that with respect to Awards outstanding as of December 12, 1996 that are held by employees subject to Section 16 of the Act, the foregoing withholding of shares shall be automatic.

         5. As amended hereby, the Plan is specifically ratified and reaffirmed.